Exhibit 99.1

Press Contact:
Will Thoretz
+1 203 517 3119
will.thoretz@isg-one.com

Investor Contact:

Bert Alfonso
+1 203 517 3104
bert.alfonso@isg-one.com

Information Services Group Announces

Third-Quarter 2022 Results and

Acquisition of Change 4 Growth

•	Reports third-quarter GAAP revenues of $69 million, reflecting negative FX impact of $4 million

•	Reports net income of $6 million, GAAP EPS of $0.11 and adjusted EPS of $0.14

•	Reports adjusted EBITDA of $11 million

•	Achieves record year-to-date results: GAAP revenues of $212 million, up 6% in constant currency; net income of $15 million, up 29%; adjusted EBITDA of $32 million, up 12%; GAAP EPS of $0.30, up 30%; adjusted EPS of $0.40, up 18%

•	Returns $7 million to shareholders in the form of share repurchases and dividends in Q3

•	Declares fourth-quarter dividend of $0.04 per share, payable December 19 to record holders as of December 5

•	Acquires Change 4 Growth; bolt-on strengthens enterprise change capabilities

•	Sets fourth-quarter guidance for achieving record full-year revenue and EBITDA performance: revenues between $70 million and $72 million and adjusted EBITDA between $10 million and $11 million

STAMFORD, Conn., November 3, 2022 — Information Services Group (ISG) (Nasdaq: III), a leading global technology research and advisory firm, today announced financial results for the third quarter ended September 30, 2022.

“ISG remains on track to deliver record full-year revenue and profitability after another solid operating performance in Q3,” said Michael P. Connors, chairman and CEO. “Despite macroeconomic headwinds, in the third quarter we delivered double-digit growth in recurring revenues, as well as in Europe, on an operating basis. Our product mix of higher-margin digital advisory, research and platform services drove the expansion of our adjusted EBITDA margin to 16 percent, our highest-ever quarterly margin.”

Change 4 Growth Acquisition

ISG said today it has acquired Change 4 Growth, a business specializing in transformational change for enterprises. Founded in 2017, Change 4 Growth offers market-leading change solutions and expertise to support large-scale business transformations involving people, process and technology.

“The combination of Change 4 Growth and our existing ISG Enterprise Change business creates a global powerhouse in change management at a time when demand for such services is expected to grow significantly,” said Connors.

ISG estimates demand for organizational change management (OCM) services will grow at a compound annual rate of more than 15 percent over the next five years, as companies continuously adjust to new technologies, new competitors, and ever-changing market forces.

With the acquisition, Connors noted that ISG adds a new platform solution, ATLAS™, that provides access to OCM templates and tools for greater engagement efficiency and gives clients real-time visibility via dashboards into the progress and health of their business transformations.

Third-Quarter 2022 Results

Reported revenues for the third quarter were $68.8 million, down 3 percent from $71.1 million in the prior year, and up 2 percent in constant currency. Currency translation negatively impacted reported revenues by $4.0 million versus the prior year. Reported revenues were $42.2 million in the Americas, down 2 percent versus the prior year, impacted by the completion of a large Automation engagement; $19.3 million in Europe, down 4 percent versus the prior year on a reported basis and up 13 percent in constant currency, and $7.3 million in Asia Pacific, down 10 percent versus the prior year on a reported basis and down 3 percent in constant currency.

ISG reported third-quarter operating income of $7.4 million, up 2 percent from $7.3 million in the third quarter of 2021. Reported third-quarter net income was $5.6 million, up 26 percent, compared with net income of $4.4 million in the prior year. Fully diluted earnings per share was $0.11, compared with $0.09 per fully diluted share in the prior year. Net income margin (calculated by dividing net income by reported revenues) increased to 8.1 percent, from 6.2 percent in the third quarter of 2021.

Adjusted net income (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) for the third quarter was $7.2 million, or $0.14 per share on a fully diluted basis, compared with adjusted net income of $5.9 million, or $0.12 per share on a fully diluted basis, in the prior year’s third quarter.

Third-quarter adjusted EBITDA (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) was $10.7 million, up 5 percent from the third quarter last year. Adjusted EBITDA margin (a non-GAAP measure calculated by dividing adjusted EBITDA by reported revenues) was 16 percent, up 120 basis points from the prior year.

Nine-Month Year-to-Date Results

Reported revenues for the first nine months were a record $212.1 million, up 2 percent versus the prior-year period, and up 6 percent in constant currency. Currency translation negatively impacted reported revenues for the nine-month period by $9.5 million versus the prior year. Reported revenues were $123.1 million in the Americas, up 1 percent versus the prior year; $66.0 million in Europe, down 1 percent versus the prior year on a reported basis and up 11 percent in constant currency, and $23.0 million in Asia Pacific, up 13 percent versus the prior year on a reported basis and up 20 percent in constant currency.

ISG reported year-to-date operating income of $22.3 million, up 23 percent from $18.1 million in the first nine months of 2021. The firm also reported record year-to-date net income and fully diluted earnings per share of $15.4 million and $0.30, respectively, versus net income of $12.0 million and earnings per share of $0.23 in the prior year. Net income margin (calculated by dividing net income by reported revenues) increased to 7.3 percent, from 5.7 percent in the same period last year.

Adjusted net income (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) for the first nine months was $20.4 million, or $0.40 per share on a fully diluted basis, compared with adjusted net income of $17.7 million, or $0.34 per share on a fully diluted basis, in the prior-year period.

Year-to-date adjusted EBITDA (a non-GAAP measure defined below under “Non-GAAP Financial Measures”) reached a record $32.1 million, up 12 percent from same period last year. Adjusted EBITDA margin (a non-GAAP measure calculated by dividing adjusted EBITDA by reported revenues) was 15 percent, up more than 140 basis points from the prior year.

Other Financial and Operating Highlights

The firm’s cash balance totaled $19.7 million at September 30, 2022, down from $31.5 million at June 30, 2022. During the third quarter, ISG repurchased $4.8 million of shares, paid dividends of $2.0 million, paid $1.0 million in a final earnout associated with the 2020 Neuralify acquisition, and paid down $1.1 million of debt. As of September 30, 2022, ISG had $71.3 million in debt outstanding, compared with $75.6 million at the end of the third quarter last year. At 1.7 times, the firm’s gross-debt-to-adjusted-EBITDA ratio (a non-GAAP measure calculated by dividing outstanding debt by adjusted EBITDA) was at a record low as of September 30, 2022.

2022 Fourth-Quarter Revenue and Adjusted EBITDA Guidance

“Based on achieving our fourth-quarter guidance, ISG will deliver record revenues and profitability for the full year,” said Connors. “For the fourth quarter, ISG is targeting revenues of between $70 million and $72 million and adjusted EBITDA of between $10 million and $11 million. We will continue to monitor the macroeconomic environment, including the impact of FX, inflation and other factors, and adjust our business plans accordingly.”

Quarterly Dividend

The ISG Board of Directors declared a fourth-quarter dividend of $0.04 per share, payable on December 19, 2022, to shareholders of record on December 5, 2022.

Conference Call

ISG has scheduled a call for 9 a.m., U.S. Eastern Time, Friday, November 4, 2022, to discuss the company’s third-quarter results. The call can be accessed by dialing 1-833-927-1758; or, for international callers, by dialing +1 929-526-1599. The access code is 121223. A recording of the conference call will be accessible on ISG’s website (www.isg-one.com) for approximately four weeks following the call.

Forward-Looking Statements

This communication contains “forward-looking statements” which represent the current expectations and beliefs of management of ISG concerning future events and their potential effects. Statements contained herein including words such as “anticipate,” “believe,” “contemplate,” “plan,” “estimate,” “target,” “expect,” “intend,” “will,” “continue,” “should,” “may,” and other similar expressions, are “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements are not guarantees of future results and are subject to certain risks and uncertainties that could cause actual results to differ materially from those anticipated. Those risks relate to inherent business, economic and competitive uncertainties and contingencies relating to the businesses of ISG and its subsidiaries including without limitation: (1) failure to secure new engagements or loss of important clients; (2) ability to hire and retain enough qualified employees to support operations; (3) ability to maintain or increase billing and utilization rates; (4) management of growth; (5) success of expansion internationally; (6) competition; (7) ability to move the product mix into higher margin businesses; (8) general political and social conditions such as war, political unrest and terrorism; (9) healthcare and benefit cost management; (10) ability to protect ISG and its subsidiaries’ intellectual property or data and the intellectual property or data of others; (11) currency fluctuations and exchange rate adjustments; (12) ability to successfully consummate or integrate strategic acquisitions; (13) outbreaks of diseases, including coronavirus, or similar public health threats or fear of such an event; and (14) engagements may be terminated, delayed or reduced in scope by clients. Certain of these and other applicable risks, cautionary statements and factors that could cause actual results to differ from ISG’s forward-looking statements are included in ISG’s filings with the U.S. Securities and Exchange Commission. ISG undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

Non-GAAP Financial Measures

ISG reports all financial information required in accordance with U.S. generally accepted accounting principles (GAAP). In this release, ISG has presented both GAAP financial results as well as non-GAAP information for the three and nine months ended September 30, 2022, and September 30, 2021. ISG believes that evaluating its ongoing operating results will be enhanced if it discloses certain non-GAAP information. These non-GAAP financial measures exclude non-cash and certain other special charges that many investors believe may obscure the user’s overall understanding of ISG’s current financial performance and the Company’s prospects for the future. ISG believes that these non-GAAP measures provide useful information to investors because they improve the comparability of the financial results between periods and provide for greater transparency of key measures used to evaluate the Company’s performance.

ISG provides adjusted EBITDA (defined as net income plus interest, taxes, depreciation and amortization, foreign currency transaction gains/losses, non-cash stock compensation, interest accretion associated with contingent consideration, acquisition-related costs, and severance, integration and other expense), adjusted net income (defined as net income plus amortization of intangible assets, non-cash stock compensation, foreign currency transaction gains/losses, interest accretion associated with contingent consideration, acquisition-related costs, and severance, integration and other expense, on a tax-adjusted basis), adjusted net income per diluted share, adjusted EBITDA margin, gross-debt-to-adjusted-EBITDA ratio and selected financial data on a constant currency basis which are non-GAAP measures that the Company believes provide useful information to both management and investors by excluding certain expenses and financial implications of foreign currency translations, which management believes are not indicative of ISG’s core operations. These non-GAAP measures are used by ISG to evaluate the Company’s business strategies and management’s performance.

We evaluate our results of operations on both an as reported and a constant currency basis. The constant currency presentation, which is a non-GAAP financial measure, excludes the impact of year-over-year fluctuations in foreign currency exchange rates. We believe providing constant currency information provides valuable supplemental information regarding our results of operations, thereby facilitating period-to-period comparisons of our business performance and is consistent with how management evaluates the Company’s performance. We calculate constant currency percentages by converting our current and prior-periods local currency financial results using the same point in time exchange rates and then compare the adjusted current and prior period results. This calculation may differ from similarly titled measures used by others and, accordingly, the constant currency presentation is not meant to be a substitution for recorded amounts presented in conformity with GAAP, nor should such amounts be considered in isolation.

Management believes this information facilitates comparison of underlying results over time. Non-GAAP financial measures, when presented, are reconciled to the most closely applicable GAAP measure. Non-GAAP measures are provided as additional information and should not be considered in isolation or as a substitute for results prepared in accordance with GAAP. A reconciliation of the forward-looking non-GAAP estimates contained herein to the corresponding GAAP measures is not being provided, due to the unreasonable efforts required to prepare it.

About ISG

ISG (Information Services Group) (Nasdaq: III) is a leading global technology research and advisory firm. A trusted business partner to more than 800 clients, including 75 of the world’s top 100 enterprises, ISG is committed to helping corporations, public sector organizations, and service and technology providers achieve operational excellence and faster growth. The firm specializes in digital transformation services, including automation, cloud and data analytics; sourcing advisory; managed governance and risk services; network carrier services; strategy and operations design; change management; market intelligence and technology research and analysis. Founded in 2006, and based in Stamford, Conn., ISG employs more than 1,300 digital-ready professionals operating in more than 20 countries—a global team known for its innovative thinking, market influence, deep industry and technology expertise, and world-class research and analytical capabilities based on the industry’s most comprehensive marketplace data. For more information, visit www.isg-one.com.

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Information Services Group, Inc.

Condensed Consolidated Statement of Income and Comprehensive Income

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Revenues	$68,836	$71,095	$212,100	$208,263
Operating expenses
Direct costs and expenses for advisors	39,786	43,249	125,111	127,412
Selling, general and administrative	20,334	19,236	60,806	58,768
Depreciation and amortization	1,286	1,347	3,872	3,962
Operating income	7,430	7,263	22,311	18,121
Interest income	37	65	126	196
Interest expense	(824)	(538)	(1,997)	(1,794)
Foreign currency transaction gain (loss)	131	1	248	(2)

Income before taxes	6,774	6,791	20,688	16,521
Income tax provision	1,218	2,370	5,245	4,570
Net income	$5,556	$4,421	$15,443	$11,951

Weighted average shares outstanding:
Basic	47,888	48,751	48,191	48,521
Diluted	49,844	51,510	50,637	51,713

Earnings per share:
Basic	$0.12	$0.09	$0.32	$0.25
Diluted	$0.11	$0.09	$0.30	$0.23

Information Services Group, Inc.

Reconciliation from GAAP to Non-GAAP

(unaudited)

(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net income	$5,556	$4,421	$15,443	$11,951
Plus:
Interest expense (net of interest income)	787	473	1,871	1,598
Income taxes	1,218	2,370	5,245	4,570
Depreciation and amortization	1,286	1,347	3,872	3,962
Interest accretion associated with contingent consideration	-	47	8	113
Acquisition-related costs (1)	25	18	41	(14)
Severance, integration and other expense	8	41	458	1,341
Foreign currency transaction (gain) loss	(131)	(1)	(248)	2
Non-cash stock compensation	1,987	1,499	5,432	5,075
Adjusted EBITDA	$10,736	$10,215	$32,122	$28,598

Net income	$5,556	$4,421	$15,443	$11,951
Plus:
Non-cash stock compensation	1,987	1,499	5,432	5,075
Intangible amortization	525	643	1,580	2,001
Interest accretion associated with contingent consideration	-	47	8	113
Acquisition-related costs (1)	25	18	41	(14)
Severance, integration and other expense	8	41	458	1,341
Foreign currency transaction (gain) loss	(131)	(1)	(248)	2
Tax effect (2)	(772)	(719)	(2,327)	(2,726)
Adjusted net income	$7,198	$5,949	$20,387	$17,743

Weighted average shares outstanding:
Basic	47,888	48,751	48,191	48,521
Diluted	49,844	51,510	50,637	51,713

Adjusted earnings per share:
Basic	$0.15	$0.12	$0.42	$0.37
Diluted	$0.14	$0.12	$0.40	$0.34

(1) Consists of expenses from acquisition-related costs and non-cash fair value adjustments on pre-acquisition contract liabilities.

(2) Marginal tax rate of 32%, reflecting U.S. federal income tax rate of 21% plus 11% attributable to U.S. states and foreign jurisdictions.

Information Services Group, Inc.

Selected Financial Data

Constant Currency Comparison

			Three Months			Three Months
	Three Months	Constant	Ended	Three Months	Constant	Ended
	Ended	currency	September 30, 2022	Ended	currency	September 30, 2021
	September 30, 2022	impact	Adjusted	September 30, 2021	impact	Adjusted
Revenue	$68,836	$3,843	$72,679	$71,095	$(165)	$70,930
Operating income	$7,430	$353	$7,783	$7,263	$(36)	$7,227
Adjusted EBITDA	$10,736	$399	$11,135	$10,215	$(44)	$10,171

			Nine Months			Nine Months
	Nine Months	Constant	Ended	Nine Months	Constant	Ended
	Ended	currency	September 30, 2022	Ended	currency	September 30, 2021
	September 30, 2022	impact	Adjusted	September 30, 2021	impact	Adjusted
Revenue	$212,100	$7,745	$219,845	$208,263	$(1,714)	$206,549
Operating income	$22,311	$973	$23,284	$18,121	$(701)	$17,420
Adjusted EBITDA	$32,122	$1,080	$33,202	$28,598	$(724)	$27,874